Exhibit 99.B(d)(1)(A)(iii)

April 30, 2007

Mr. Todd Modic

Directed Services, LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Amended and Restated Management Agreement dated January 1, 2007, between ING Investors Trust and Directed Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Franklin Mutual Shares Portfolio (the “Portfolio”), effective April 30, 2007. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to Schedule A and Schedule B of the Agreement. The Amended Schedule A and Amended Schedule B, with the annual investment management fees indicated for the Portfolio, is attached hereto

Schedule A and Schedule B have also been updated to reflect the name change of ING JPMorgan Small Cap Equity Portfolio to ING JPMorgan Small Cap Core Equity Portfolio and ING Van Kampen Equity Growth Portfolio to ING Van Kampen Capital Growth Portfolio.

Please signify your acceptance to the modified investment management fee for the Portfolio by signing below where indicated.

Very sincerely,

/s/Robert S. Naka

Robert S. Naka
Executive Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

Directed Services, LLC

By:	/s/Todd Modic
Name:	Todd Modic
Title:	Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services, LLC shall act as Manager are as follows:

Series

ING AllianceBernstein Mid Cap Growth Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian Small/Mid Cap Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING FMRSM Mid Cap Growth Portfolio

ING Franklin Mutual Shares Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING International Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Partners All Cap Portfolio

ING Legg Mason Value Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING UBS U.S. Allocation Portfolio

ING Van Kampen Equity Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING Wells Fargo Mid Cap Disciplined Portfolio

AMENDED SCHEDULE B

COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, LLC (the “Manager”) to the following Series of the ING Investors Trust (the “Trust”), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES	RATE

ING Capital Guardian Small/Mid Cap Portfolio,
ING Global Resources Portfolio,
ING T. Rowe Price Capital Appreciation Portfolio,
ING T. Rowe Price Equity Income Portfolio,
ING Van Kampen Growth and Income Portfolio,
ING Van Kampen Real Estate Portfolio, and
ING Wells Fargo Mid Cap Disciplined Portfolio

0.750% first $750 million in combined assets of these Series 0.700% next $1.25 billion 0.650% next $1.5 billion 0.600% on assets in excess of $3.5 billion

ING AllianceBernstein Mid Cap Growth Portfolio and ING Marsico Growth Portfolio	0.850% first $250 million in combined assets of these Series 0.800% next $400 million 0.750% next $450 million 0.700% on assets in excess of $1.1 billion

ING BlackRock Large Cap Growth Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING BlackRock Large Cap Value Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING Capital Guardian U.S. Equities Portfolio	0.750% on first $500 million 0.700% on next $250 million 0.650% on next $500 million 0.600% on assets in excess of $1.25 billion

ING Evergreen Health Sciences Portfolio	0.750% on the first $500 million 0.700% on assets in excess of $500 million

SERIES	RATE

ING Evergreen Omega Portfolio

0.600% on the first $750 million
0.550% on next $750 million
0.500% on next $5 billion
0.475% on next $5 billion
0.455% on next $5 billion
0.440% on next $5 billion
0.430% on assets in excess of $21.5 billion

ING FMRSM Diversified Mid Cap Portfolio(1)	0.650% on first $800 million in assets 0.600% on the next $700 million in assets 0.58% on assets in excess of $1.5 billion

ING FMRSM Mid Cap Growth Portfolio, ING MFS Total Return Portfolio, and ING Oppenheimer Main Street Portfolio®	0.750% on first $250 million in combined assets in these Series 0.700% on next $400 million 0.650% on next $450 million 0.600% on assets in excess of $1.1 billion

ING Franklin Mutual Shares Portfolio	0.780% on first $5 billion 0.750% on next $5 billion 0.730% on next $5 billion 0.710% on next $5 billion 0.690% on assets in excess of $20 billion

ING Global Technology Portfolio	1.250% on first $1 billion in assets 1.150% on assets in excess of $1 billion

ING International Portfolio	1.000% of first $500 million of assets 0.800% on assets in excess of $500 million

ING Janus Contrarian Portfolio and ING Legg Mason Value Portfolio	0.810% on first $250 million in combined assets of these Series 0.770% on next $400 million 0.730% on next $450 million 0.670% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio	1.000% on first $50 million 0.950% on next $200 million 0.900% on next $250 million 0.850% on assets in excess of $500 million

(1) For purposes of calculating fees under this Agreement, the assets of ING FMRSM Diversified Mid Cap Portfolio shall be aggregated with the assets of ING UBS U.S. Allocation Portfolio.

SERIES	RATE

ING JPMorgan Emerging Markets Equity Portfolio	1.250%

ING JPMorgan Small Cap Core Equity Portfolio	0.900% on first $200 million 0.850% on next $300 million 0.800% on next $250 million 0.750% on assets in excess of $750 million

ING Legg Mason Partners All Cap Portfolio and ING Lord Abbett Affiliated Portfolio	0.750% on first $500 million in combined assets of these series 0.700% on next $250 million 0.650% on next $500 million 0.600% on assets in excess of $1.25 billion

ING Limited Maturity Bond Portfolio and ING Liquid Assets Portfolio	0.350% on first $200 million in combined assets of these Series 0.300% on next $300 million 0.250% on assets in excess of $500 million

ING PIMCO Core Bond Portfolio	0.750% on first $100 million 0.650% on next $100 million 0.550% on assets in excess of $200 million

ING PIMCO High Yield Portfolio	0.490%

ING Pioneer Fund Portfolio	0.750% on first $500 million 0.700% on next $500 million 0.650% on assets in excess of $1 billion

ING Pioneer Mid Cap Value Portfolio	0.640%

ING Stock Index Portfolio	0.260%

ING Templeton Global Growth Portfolio	0.960% on first $250 million 0.860% on next $250 million 0.760% on assets in excess of $500 million

ING Van Kampen Capital Growth Portfolio	0.650% first $1 billion 0.600% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio	1.000% first $250 million 0.900% next $250 million 0.750% on assets in excess of $500 million

SERIES	RATE

ING UBS U.S. Allocation Portfolio(1)	0.750% of first $500 million 0.700% of next $250 million 0.650% of next $500 million 0.600% on assets in excess of $1.25 billion